Exhibit 10.5.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated as of March 8, 2012 is made and entered into by and among Global Growth Trust, Inc., a Maryland corporation (the “Company”), CNL Global Growth Advisors, LLC, a Delaware limited liability company (the “Advisor”), and CNL Capital Markets, Inc., a Florida corporation (“CCM”).

RECITALS:

WHEREAS, the Company, the Advisor and CCM entered into that certain Service Agreement dated December 19, 2008 (the “Current Service Agreement”); and

WHEREAS, the Company and CCM have determined to replace the Current Service Agreement with a new Service Agreement between the Company and CCM as a result of, among other things, DST Systems, Inc, becoming the Company’s new transfer agent and a desire by the Company and CCM to streamline the process of the calculation of fees to be paid CCM for its services (the “New Service Agreement”); and

NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company, the Advisor and CCM agree as follows:

1.           Termination of Current Service Agreement. Each of the Company, the Advisor and CCM agrees to the termination of the Current Service Agreement, which termination shall be effective on the Effective Date of the New Service Agreement to be entered into by Company and CCM. The term “Effective Date” shall have the same meaning as stated in the preamble paragraph of the New Service Agreement.

2.           Miscellaneous.

2.1         Promptly upon request of any other party, each party hereto shall each execute and deliver such further assurances and take such further actions as may be reasonably required or appropriate to evidence the termination of the Current Service Agreement and otherwise carry out the intent and purpose of this Agreement.

2.2         This Agreement may be executed in any number of counterparts which, when taken together, shall constitute a single binding instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GLOBAL GROWTH TRUST, INC.

By:	/s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer

CNL GLOBAL GROWTH ADVISORS, LLC

By:	/s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer

CNL CAPITAL MARKETS CORP.

By:	/s/ Jeffrey R. Shafer
	Name:	Jeffrey R. Shafer
	Title:	President